Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Helmerich & Payne, Inc. (“H&P” or the “Company”) and KCA Deutag International Ltd. (“KCA Deutag”) and present the Company’s pro forma financial position and results of operations resulting from the Company’s acquisition of KCA Deutag (the “Acquisition”) and the related financing.
On January 16, 2025 (the “Closing Date”), H&P completed the Acquisition pursuant to that certain Sale and Purchase Agreement, dated as of July 24, 2024, by and among H&P, KCA Deutag and the other parties thereto (as amended, the “Purchase Agreement”). H&P paid aggregate cash consideration of approximately $2.0 billion, which consisted of the share purchase price of $0.9 billion and $1.1 billion which was used to contemporaneously repay or redeem certain of KCA Deutag existing debt, including, as applicable, the payment of all accrued and unpaid interest, premiums, and fees. Of the $0.9 billion, approximately $80.0 million was deposited into a customary escrow account on the Closing Date pending the resolution of certain potential tax obligations of KCA Deutag. On the Closing Date, the Company drew an aggregate principal amount of $400.0 million under an unsecured term loan credit agreement (“Term Loan Credit Agreement”) for purposes of financing the Acquisition. The cash consideration was funded through a combination of net proceeds from the Company’s September 2024 senior notes offering, net proceeds from the funding of the Company’s Term Loan Credit Agreement, cash on hand, and monetization of the Company’s investment in ADNOC Drilling.
The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024 (the “Pro Forma Balance Sheet”) gives effect to the Acquisition as if it had occurred on December 31, 2024, combining the unaudited condensed consolidated balance sheet of H&P at December 31, 2024 and the audited consolidated balance sheet of KCA Deutag at December 31, 2024.
The Unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal year ended September 30, 2024 and for the three months ended December 31, 2024 (the “Pro Forma Statements of Operations”) give effect to the Acquisition as if it had occurred on October 1, 2023, combining the audited results of H&P for the fiscal year ended September 30, 2024 and the audited results of KCA Deutag for the fiscal year ended December 31, 2024, and combining the unaudited results of H&P and KCA Deutag for the three months ended December 31, 2024. Therefore, the results of KCA Deutag for the three months ended December 31, 2024, are included in the Pro Forma Statements of Operations for both the year ended September 30, 2024 and the three months ended December 31, 2024.
The Pro Forma Balance Sheet and the Pro Forma Statements of Operations and the accompanying notes are hereafter collectively referred to as the “Pro Forma Financial Statements.”

The Pro Forma Financial Statements are provided for illustrative purposes only and do not represent the actual financial position and results of operations of H&P that would have been achieved had the Acquisition and related financing transactions occurred on the Closing Date assumed above, and do not reflect adjustments for any anticipated integration costs, synergies, operating efficiencies, tax savings or cost savings. The actual financial condition and results of operations may differ from the amounts set forth in the Pro Forma Financial Statements and in the accompanying notes herein. Therefore, it is possible that the actual adjustments will differ from the pro forma adjustments, and it is possible such differences may be material. There can be no assurance that additional information and analyses will not result in material changes. Adjustments are based on preliminary information available to H&P’s management during the preparation of the Pro Forma Financial Statements and assumptions that H&P’s management believes are reasonable and supportable. The pro forma adjustments, which are described in the accompanying notes, may be revised by H&P as additional information becomes available and is evaluated.

The Pro Forma Financial Statements should be read in conjunction with the following:
•the audited consolidated financial statements and notes as of and for the fiscal year ended September 30, 2024, included in H&P’s Annual Report on Form 10-K, filed with the SEC on November 13, 2024 (“H&P’s 2024 Form 10-K”);
•the unaudited condensed consolidated financial statements and notes as of and for the three months ended December 31, 2024, included in H&P’s Quarterly Report on Form 10-Q, filed with the SEC on February 5, 2025 (“H&P’s Q1 2025 Form 10-Q”); and
•the audited consolidated financial statements and notes of KCA Deutag as of and for the fiscal years ended December 31, 2024 and 2023 included as exhibit 99.1 to the Current Report on Form 8-K/A filed by H&P on April 4, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2024
	Historical	Historical (Reclassified)	U.S. GAAP Conversion and Accounting Policy Adjustments		Transaction Accounting and Other Adjustments		Pro Forma Combined
(in thousands)		(Note 2)
	H&P	KCA Deutag		(Note 3)		(Note 4)
ASSETS
Current Assets:
Cash and cash equivalents	$391,179	$231,306	$—		$(393,602)	(a)	$228,883
Restricted cash	73,216	—	—		—		73,216
Short-term investments	135,317	—	—		—		135,317
Accounts receivable, net	426,933	366,342	—		—		793,275
Inventories of materials and supplies, net	127,288	211,339	—		(17,740)	(b)	320,887
Prepaid expenses and other, net	70,898	4,400	—		—		75,298
Total current assets	1,224,831	813,387	—		(411,342)		1,626,876

Investments	101,652	1,146	—		—		102,798
Property, plant and equipment, net	3,009,360	988,291	—		472,442	(b)	4,470,093
Other Noncurrent Assets:
Goodwill	45,653	365,461	—		(47,640)	(b)(c)	363,474
Intangible assets, net	52,547	28,859	—		439,804	(b)	521,210
Operating lease right-of-use assets	67,510	106,327	(61,740)	(b)	1,867	(b)	113,964
Restricted cash	1,242,124	—	—		(1,242,124)	(a)	—
Other assets, net	72,944	—	—		—		72,944
Total other noncurrent assets	1,480,778	500,647	(61,740)		(848,093)		1,071,592
Total assets	$5,816,621	$2,303,471	$(61,740)		$(786,993)		$7,271,359
LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$148,752	$96,282	$—		$—		$245,034
Dividends payable	25,154	—	—		—		25,154
Accrued liabilities	261,807	451,048	(27,372)	(a)(b)(g)	11,137	(d)(e)	696,620
Derivative financial instruments	—	1,981	—		—		1,981
Long-term debt - current portion	—	1,123,719	—		(1,116,964)	(e)	6,755
Total current liabilities	435,713	1,673,030	(27,372)		(1,105,827)		975,544

Noncurrent Liabilities:
Long-term debt, net	1,781,674	78,188	—		400,000	(a)	2,259,862
Deferred income taxes	485,682	9,788	815	(o)	174,247	(c)	670,532
Other	166,771	180,265	(36,754)	(b)	11,175	(b)	321,457
Total noncurrent liabilities	2,434,127	268,241	(35,939)		585,422		3,251,851
Shareholders' Equity:
Common stock, $0.10 par value	11,222	100	—		(100)		11,222
Preferred stock, no par value	—	—	—		—		—
Additional paid-in capital	501,516	919,200	—		(919,200)		501,516
Retained earnings (accumulated deficit)	2,913,211	(3,291,200)	1,571	(a)(g)(o)	3,271,595	(d)	2,895,177
Other reserves	—	2,733,700	—		(2,733,700)		—
Accumulated other comprehensive loss	(5,987)	(22,300)	—		22,300		(5,987)
Treasury stock, at cost	(473,181)	—	—		—		(473,181)
Non-controlling interest	—	22,700	—		92,517	(b)(c)	115,217
Total shareholders’ equity	2,946,781	362,200	1,571		(266,588)		3,043,964
Total liabilities and shareholders' equity	$5,816,621	$2,303,471	$(61,740)		$(786,993)		$7,271,359
The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2024
(in thousands, except per share amounts)	H&P	KCA Deutag	U.S. GAAP and Policy Adjustments	(Note 3)	Transaction Accounting and Other Adjustments	(Note 4)	Pro Forma Combined
	Historical	Historical (Reclassified) (Note 2)
	Year Ended September 30, 2024	Year Ended December 31, 2024
OPERATING REVENUES
Drilling services	$2,746,128	$1,711,600	$(2,180)	(g)	$—		$4,455,548
Other	10,479	—	—		—		10,479
	2,756,607	1,711,600	(2,180)		—		4,466,027
OPERATING COSTS AND EXPENSES
Drilling services operating expenses, excluding depreciation and amortization	1,630,225	1,261,300	83,768	(a)(c)(h)	—		2,975,293
Other operating expenses	4,483	—	—		—		4,483
Depreciation and amortization	397,344	205,600	(62,000)	(c)	57,133	(f)	598,077
Research and development	40,967	—	900	(j)	—		41,867
Selling, general and administrative	244,877	34,700	(3,800)	(c)(d)	—		275,777
Acquisition transaction costs	14,982	85,800	—		18,109	(d)	118,891
Gain on reimbursement of drilling equipment	(33,309)	—	—		—		(33,309)
Other loss on sale of assets	5,139	—	—		—		5,139
	2,304,708	1,587,400	18,868		75,242		3,986,218
OPERATING INCOME (LOSS)	451,899	124,200	(21,048)		(75,242)		479,809
Other income (expense)
Interest and dividend income	41,168	14,700	(4,900)	(d)	—		50,968
Interest expense	(29,093)	(170,900)	12,500	(c)	49,886	(g)	(137,607)
Gain (loss) on investment securities	13,953	—	(1,000)	(l)	—		12,953
Other	3,093	—	—		—		3,093
	29,121	(156,200)	6,600		49,886		(70,593)
Income (loss) before income taxes	481,020	(32,000)	(14,448)		(25,356)		409,216
Income tax expense	136,855	53,600	(3,394)	(n)	(4,291)	(l)	182,770
NET INCOME (LOSS)	$344,165	$(85,600)	$(11,054)		$(21,065)		$226,446

Net income (loss) attributable to non-controlling interest	—	17,200	—		(16,251)	(h)	949
Net income (loss) attributable to owners	344,165	(102,800)	(11,054)		(4,814)		225,497
	$344,165	$(85,600)	$(11,054)		$(21,065)		$226,446
Earnings attributable to owners per share:
Basic	$3.43						$2.23
Diluted	$3.43						$2.23

Weighted average shares outstanding:
Basic	98,857						98,857
Diluted	99,067						99,067
The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2024
(in thousands, except per share amounts)	H&P	KCA Deutag	U.S. GAAP and Policy Adjustments	(Note 3)	Transaction Accounting and Other Adjustments	(Note 4)	Pro Forma Combined
	Historical	Historical (Reclassified) (Note 2)
	For Three Months Ended December 31, 2024	For Three Months Ended December 31, 2024
OPERATING REVENUES
Drilling services	$674,613	$424,100	$(1,240)	(g)	$—		$1,097,473
Other	2,689	—	—		—		2,689
	677,302	424,100	(1,240)		—		1,100,162
OPERATING COSTS AND EXPENSES
Drilling services operating expenses, excluding depreciation and amortization	411,857	322,300	19,873	(a)(e)(i)	—		754,030
Other operating expenses	1,156	—	—		—		1,156
Depreciation and amortization	99,080	54,400	(15,655)	(e)	9,489	(i)	147,314
Research and development	9,359	—	225	(k)	—		9,584
Selling, general and administrative	63,062	4,000	(13,000)	(f)	—		54,062
Acquisition transaction costs	10,535	68,500	—		—		79,035
Gain on reimbursement of drilling equipment	(9,403)	—	—		—		(9,403)
Other loss on sale of assets	1,673	—	—		—		1,673
	587,319	449,200	(8,557)		9,489		1,037,451
OPERATING INCOME (LOSS)	89,983	(25,100)	7,317		(9,489)		62,711
Other income (expense)
Interest and dividend income	21,741	14,900	(13,000)	(f)	—		23,641
Interest expense	(22,298)	(41,300)	2,900	(e)	13,296	(j)	(47,402)
Loss on investment securities	(13,367)	—	(300)	(l)	—		(13,667)
Other	360	—	—		—		360
	(13,564)	(26,400)	(10,400)		13,296		(37,068)
Income (loss) before income taxes	76,419	(51,500)	(3,083)		3,807		25,643
Income tax expense	21,647	16,600	(647)	(m)	1,465	(l)	39,065
NET INCOME (LOSS)	54,772	(68,100)	(2,436)		2,342		(13,422)

Net income (loss) attributable to non-controlling interest	—	4,200	—		(4,062)	(k)	138
Net income (loss) attributable to owners	54,772	(72,300)	(2,436)		6,404		(13,560)
	$54,772	$(68,100)	$(2,436)		$2,342		$(13,422)
Earnings attributable to owners per share:
Basic	$0.55						$(0.14)
Diluted	$0.54						$(0.14)

Weighted average shares outstanding:
Basic	98,867						98,867
Diluted	99,159						99,159
The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 BASIS OF PRESENTATION
The Pro Forma Financial Statements were prepared in accordance with Article 11 of Regulation S-X, as amended, and reflect the acquisition of the entire equity interest of KCA Deutag. The Acquisition will be accounted for using the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, Business Combinations, (“ASC 805”), under U.S. GAAP, which requires an allocation of the acquisition price to the assets acquired and liabilities assumed, based on their fair values as of the date of the Acquisition. H&P performed a detailed valuation study necessary to arrive at the required preliminary estimates of the fair value of KCA Deutag’s assets acquired, and liabilities assumed and the related allocations of acquisition price.
The H&P historical financial information included in the Pro Forma Financial Statements has been derived from the financial statements included within H&P’s 2024 Form 10-K and H&P’s Q1 2025 Form 10-Q. The KCA Deutag historical financial information included in the Pro Forma Financial Statements has been derived from KCA Deutag’s audited consolidated financial statements as of and for the year ended December 31, 2024 and the unaudited statement of operations for the three months ended December 31, 2024.
The Pro Forma Balance Sheet gives effect to the Acquisition as if it had occurred on December 31, 2024, combining the unaudited condensed consolidated balance sheet of H&P at December 31, 2024 and the audited consolidated balance sheet of KCA Deutag at December 31, 2024.
The Pro Forma Statements of Operations give effect to the Acquisition as if it had occurred on October 1, 2023, combining the audited results of H&P for the fiscal year ended September 30, 2024 and the audited results of KCA Deutag for the fiscal year ended December 31, 2024, and combining the unaudited results of H&P and KCA Deutag for the three months ended December 31, 2024.
The historical consolidated financial statements of H&P were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and are shown in U.S. dollars. The historical consolidated financial statements of KCA Deutag were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are shown in U.S. dollars. Refer to Note 2 for certain reclassification adjustments that have been made to conform KCA Deutag’s historical financial statement presentation to H&P’s financial statement presentation. Refer to Note 4 for the adjustments identified by H&P to preliminarily convert KCA Deutag’s historical financial statements prepared in accordance with IFRS to U.S. GAAP and align KCA Deutag’s accounting policies to H&P’s accounting policies.
H&P prepares its consolidated financial statements on the basis of a fiscal year ended September 30th. The consolidated financial statements of KCA Deutag have historically been prepared on a basis of a fiscal year ended December 31st. In accordance with applicable SEC rules, if the fiscal year-end of an acquired entity differs from the acquirer’s fiscal year end by one quarter or less, the entities may combine their historical financial information in pro forma financial statements without any recasting of periods. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2024 was prepared using the audited statements of operations for H&P and KCA Deutag for the fiscal years ended September 30, 2024 and December 30, 2024, respectively. The Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended December 31, 2024 was prepared using the unaudited condensed consolidated statements of operations for H&P and KCA Deutag for the three months ended December 31, 2024. Therefore, the results of operations of KCA Deutag for the three months ended December 31, 2024, are included in the Pro Forma Statements of Operations for both the year ended September 30, 2024, and the three months ended December 31, 2024.
The Pro Forma Statements of Operations disclose the basic and diluted earnings per share from continuing operations on both a historical and pro forma basis. The Acquisition has no impact on the weighted average shares outstanding used in the computation of earnings per share.

NOTE 2 RECLASSIFICATION OF KCA DEUTAG’S HISTORICAL FINANCIAL STATEMENT PRESENTATION

Certain reclassification adjustments have been made to conform KCA Deutag’s historical financial statement presentation to H&P’s financial statement presentation. Refer to the table below for a reconciliation of the historical financial information of KCA Deutag’s reconciliation to H&P’s presentation.

KCA DEUTAG BALANCE SHEET RECLASSIFICATION ADJUSTMENTS TO CONFORM TO H&P’S PRESENTATION
AS OF DECEMBER 31, 2024
(in millions)	Historical	Reclassification Adjustments		Historical (Reclassified)	Mapping to H&P’s Financial Statements
	KCA Deutag		(Note 2)	KCA Deutag
Assets
Noncurrent Assets:
Property, plant and equipment	$988.3	$—		$988.3	Property, plant and equipment, net
Right-of-use leased assets	106.3	—		106.3	Operating lease right-of-use assets
Goodwill	365.5	—		365.5	Goodwill
Other intangible assets	28.9	—		28.9	Intangible assets, net
Investments	1.1	—		1.1	Investments
Deferred tax assets	59.5	(59.5)	(a)	—
	1,549.6	(59.5)		1,490.1
Current Assets:
Inventories and work in progress	211.3	—		211.3	Inventories of materials and supplies, net
Trade and other receivables	370.7	(4.4)	(e)	366.3	Accounts receivable, net
Prepaid expenses and other, net	—	4.4	(e)	4.4	Prepaid expenses and other, net
Cash and cash equivalents	231.3	—		231.3	Cash and cash equivalents
	813.3	—		813.3
Total assets	$2,362.9	$(59.5)		$2,303.4

Liabilities & Shareholders’ Equity
Current Liabilities:
Trade and other payables	$477.1	$(380.8)	(d)	$96.3	Accounts payable
Accrued liabilities	—	451.0	(c)	451.0	Accrued liabilities
Tax liabilities	23.7	(23.7)	(c)	—
Financial liabilities - derivative financial instruments	2.0	—		2.0	Derivative financial instruments
Financial liabilities - borrowings	1,123.7	—		1,123.7	Long-term debt - Current portion
Lease liabilities	45.2	(45.2)	(c)	—
Provisions and other payable	1.3	(1.3)	(c)	—
Total current liabilities	$1,673.0	$—		$1,672.9

Noncurrent Liabilities:
Deferred income	$6.2	$(6.2)	(b)	$—
Financial liabilities - borrowings	78.2	—		78.2	Long-term debt, net
Deferred tax liabilities	69.3	(59.5)	(a)	9.8	Deferred income taxes
Retirement benefit obligations	99.0	(99.0)	(b)	—
Lease liabilities	72.7	(72.7)	(b)	—
Provisions and other payables	2.3	(2.3)	(b)	—
Other	—	180.3	(b)	180.3	Other
Total noncurrent liabilities	327.7	(59.5)		268.2
Net Assets	$362.2	$—		$362.3
Shareholders' Equity:
Share capital	$0.1	$—		$0.1	Common stock
Share premium	919.2	—		919.2	Additional paid-in-capital
Other reserves	2,711.4	22.3	(f)	2,733.7	Other reserves
Accumulated losses	(3,291.2)	—		(3,291.2)	Retained earnings (accumulated deficit)
Accumulated other comprehensive loss	—	(22.3)	(f)	(22.3)	Accumulated other comprehensive loss
	$339.5	$—		$339.5
Non-controlling interest	22.7	—		22.7
Total shareholders’ equity	$362.2	$—		$362.2

KCA DEUTAG STATEMENTS OF OPERATIONS RECLASSIFICATION ADJUSTMENTS TO CONFORM TO H&P’S PRESENTATION
FOR THE THREE MONTHS ENDED DECEMBER 31, 2024
(in millions)	Historical	Reclassification Adjustments		Historical (Reclassified)	Mapping to H&P’s Financial Statements
	KCA Deutag		(Note 2)	KCA Deutag
Revenue	$424.1	$—		$424.1	Drilling services revenue
Cost of sales	(370.0)	47.7	(j)	(322.3)	Drilling services operating expenses, excluding depreciation and amortization
Gross profit	54.1	47.7		101.8

Administrative expenses	(8.7)	4.7	(i)(j)	(4.0)	Selling, general and administrative
Depreciation and amortization	—	(54.4)	(j)	(54.4)	Depreciation and amortization
Acquisition transaction costs	—	(68.5)	(k)	(68.5)	Acquisition transaction costs
Net impairment gain on financial and contract assets	(0.1)	0.1	(i)	—
Amortization of intangible assets	(1.9)	1.9	(j)	—
Operating profit before exceptional items	43.4	(68.5)		(25.1)
Exceptional items - Net operating costs	(68.5)	68.5	(k)	—
Operating profit	(25.1)	—		(25.1)	Operating income (loss)
Net finance costs	(26.4)	(14.9)	(l)	(41.3)	Interest expense
Finance income	—	14.9	(l)	14.9	Interest and dividend income
Profit before taxation	(51.5)	—		(51.5)	Income (loss) before income taxes
Taxation	(16.6)	—		(16.6)	Income tax expense
Loss from continuing operations	(68.1)	—		(68.1)	Net income (loss)
Income (loss) attributable to:
Non-controlling interest	4.2	—		4.2	Net income (loss) attributable to non-controlling interest
Owners	(72.3)	—		(72.3)	Net income (loss) attributable to owners
	$(68.1)	$—		$(68.1)

KCA DEUTAG STATEMENTS OF OPERATIONS RECLASSIFICATION ADJUSTMENTS TO CONFORM TO H&P’S PRESENTATION
FOR THE YEAR ENDED DECEMBER 31, 2024
(in millions)	Historical	Reclassification Adjustments		Historical (Reclassified)	Mapping to H&P’s Financial Statements
	KCA Deutag		(Note 2)	KCA Deutag
Revenue	$1,711.6	$—		$1,711.6	Drilling services revenue
Cost of sales	(1,445.2)	183.9	(g)	(1,261.3)	Drilling services operating expenses, excluding depreciation and amortization
Gross profit	266.4	183.9		450.3

Administrative expenses	(48.5)	13.8	(i)(g)	(34.7)	Selling, general and administrative
Depreciation and amortization	—	(205.6)	(g)	(205.6)	Depreciation and amortization
Acquisition transaction costs	—	(85.8)	(h)	(85.8)	Acquisition transaction costs
Net impairment gain on financial and contract assets	(0.1)	0.1	(i)	—
Amortization of intangible assets	(7.8)	7.8	(g)	—
Operating profit before exceptional items	210.0	(85.8)		124.2
Exceptional items - Net operating costs	(85.8)	85.8	(h)	—
Operating profit	124.2	—		124.2	Operating income (loss)
Finance costs	(170.9)	—		(170.9)	Interest expense
Finance income	14.7	—		14.7	Interest and dividend income
Profit before taxation	(32.0)	—		(32.0)	Income (loss) before income taxes
Taxation	(53.6)	—		(53.6)	Income tax expense
Loss from continuing operations	$(85.6)	$—		$(85.6)	Net income (loss)
Income (loss) attributable to:
Non-controlling interest	17.2	—		17.2	Net income (loss) attributable to non-controlling interest
Owners	(102.8)	—		(102.8)	Net income (loss) attributable to owners
	$(85.6)	$—		$(85.6)
(a)A reclassification adjustment is included to present a net deferred tax balance for KCA Deutag, consistent with the H&P balance sheet presentation. Additional adjustments to deferred tax liabilities are recorded as part of the acquisition accounting entries. Refer to Note 3 for further details.
(b)Reclassification adjustments related to the following KCA Deutag noncurrent liabilities to Other noncurrent liabilities as follows:

(in millions)
Deferred income	$6.2
Retirement benefit obligations	99.0
Lease liabilities	72.7
Provisions and other payables	2.3
Total reclassification adjustment to Other noncurrent liabilities	$180.2
(c)Reclassification adjustments related to the following KCA Deutag current liabilities into Accrued liabilities as follows:

(in millions)
Number of payable accounts within Trade and other payables - Note 2(d)	$380.8
Lease liabilities - current portion	45.2
Tax liabilities	23.7
Provisions and other payables	1.3
Total reclassification adjustment to Accrued liabilities	$451.0

(d)Reclassification adjustments related to the following KCA Deutag current liabilities from Trade and other payables as follows:

(in millions)
Other tax and social security payable	$22.1
Other payables	47.5
Accruals	296.5
Payments received	0.6
Deferred income within Trade and other payables to Accrued liabilities	14.1
Total reclassification adjustment to trade and other payables	$380.8
(e)Other reclassification adjustments for the following:

(in millions)
Accrued demobilization revenue from Trade and other receivables to Prepaid expenses and other, net	$(4.4)
(f)Reclassification for cumulative translation adjustments and hedging gains/losses from Other reserves to Accumulated other comprehensive income (loss) as follows:

(in millions)
Cumulative translation adjustment	$(20.7)
Hedging reserves	(1.6)
Total reclassification adjustment to Accumulated other comprehensive income (loss)	$(22.3)
(g)Reclassification of depreciation expense included in selling, general and administrative expense and cost of sales, in addition to the amortization of intangible assets, into depreciation and amortization to conform to H&P’s presentation as follows:

(in millions)
Reclassify depreciation expenses from Cost of sales	$(183.9)
Reclassify depreciation expenses from Selling, general & administrative expense	(13.9)
Reclassify Amortization of intangible assets	(7.8)
Total reclassification adjustment to Depreciation and amortization	$(205.6)
(h)KCA Deutag presents exceptional, infrequent, and nonrecurring transactions in one line item within operating income labeled as “Exceptional items - Net operating costs” while H&P presents infrequent and nonrecurring items as separate lines on the statement of operations within operating income. This pro forma adjustment is to reclassify exceptional items into Transaction costs on the H&P statement of operations as follows:

(in millions)
Transaction costs incurred in connection with the acquisition of KCA Deutag by H&P	$(76.5)
Transaction costs incurred in connection with the acquisition of Saipem	(9.3)
Reclassify transaction costs within exceptional items to Transaction costs	$(85.8)
(i)During 2024, KCA Deutag recovered/collected accounts receivable that were previously impaired; as such, the company recorded a gain from the reversal of bad debt expense, while H&P records the recovery of bad debt expense within selling, general & administrative expense.
(j)Reclassification of depreciation expense included in Selling, general & administrative expense and Cost of sales, in addition to the Amortization of intangible assets, into Depreciation and amortization as follows:

(in millions)
Reclassify depreciation expenses from Cost of sales	$(47.7)
Reclassify depreciation expenses from Selling, general & administrative expense	(4.8)
Reclassify Amortization of intangible assets	(1.9)
Total reclassification adjustment to Depreciation and amortization	$(54.4)

(k)KCA Deutag presents exceptional, infrequent, and nonrecurring transactions in one line item within operating income labeled as “Exceptional items - Net operating costs” while H&P presents infrequent and nonrecurring items as separate lines on the statement of operations within operating income. This pro forma adjustment is to reclassify exceptional items into Transaction costs on the H&P statement of operations as follows:

(in millions)
Transaction costs incurred in connection with the acquisition of KCA Deutag by H&P	$(66.4)
Transaction costs incurred in connection with the acquisition of Saipem	(2.1)
Reclassify transaction costs within exceptional items to Transaction costs	$(68.5)
(l)Reclassification of interest income netted with interest expense to interest income.

NOTE 3 PRELIMINARY IFRS TO U.S. GAAP CONVERSION ADJUSTMENTS AND POLICY ADJUSTMENTS
IFRS differs in certain material respects from U.S. GAAP. The following adjustments have been made to reflect KCA Deutag’s historical audited and unaudited consolidated statements of operations and consolidated balance sheet on a U.S. GAAP basis for the purposes of the unaudited pro forma financial information. The Pro Forma Financial Statements reflects the adjustments necessary to convert KCA Deutag’s historical financial statements to U.S. GAAP and to conform to H&P’s accounting policies based on an initial policy conversion assessment performed by management. Additional differences were identified; however no adjustments were made as the impact of these differences were deemed immaterial.
(a)KCA Deutag's accounting policy is to accrue and recognize demobilization costs of rigs in profit and loss over the primary term of the drilling contract on a straight line basis while H&P's accounting policy is to expense the demobilization costs as incurred. This adjustment is to eliminate the balance of accrued demobilization costs from the balance sheet of KCA Deutag as of December 31, 2024, with a corresponding adjustment recorded to retained earnings (accumulated deficit) of KCA Deutag as of the same date. In addition, demobilization costs accrued for but not yet incurred by KCA Deutag during fiscal year 2024 and the three months ended December 31, 2024 but accrued for as of December 31, 2024 were estimated through the change between the beginning and ending balances of accrued demobilization costs and then added to the drilling services operating expenses for each of these periods. The following table illustrates the balances of accrued demobilization cost and the related change by period:

(in thousands)
Accrued demobilization costs as of December 31, 2024	$4,566
Accrued demobilization costs as of September 30, 2024	4,744
Pro forma adjustment to drilling services operating expenses for the three months ended December 31, 2024	$178

Accrued demobilization costs as of December 31, 2024	$4,566
Accrued demobilization costs as of December 31, 2023	10,375
Pro forma adjustment to drilling services operating expenses for the year ended December 31, 2024	$5,809
(b)KCA Deutag leases a number of cranes, vehicles and other transportation equipment under purchase orders. KCA Deutag’s management estimates the lease term as being the same length as the customer contract on which the equipment will be used, on the basis that the equipment will be needed to deliver that contract. Accordingly, a corresponding lease liability and right of use asset is recognized. This estimate differs from H&P’s management estimate where the lease term for cranes is deemed to be a short term lease (12 months or less). The following pro forma adjustment is to eliminate the lease liability and the corresponding right of use assets that are recorded in KCA Deutag's historical balance sheet as of December 31, 2024:

(in thousands)
Lease liabilities - current	$24,986
Lease liabilities - noncurrent	36,754
Operating lease right-of-use assets	$61,740

(c)Under IFRS, KCA Deutag recognizes right-of-use assets and lease liabilities for its leases. However, as required by IFRS, KCA Deutag does not distinguish between operating leases and finance leases and accounts for all leases recorded on the balance sheet similarly to finance leases under U.S. GAAP. KCA Deutag records depreciation on all right-of-use assets and interest expense on all lease liabilities, while a straight-line operating expense is presented for operating leases under U.S. GAAP. The impact on the statement of operations for the year ended December 31, 2024 is as follows:

(in thousands)	Drilling services operating expenses, excluding depreciation and amortization	Selling, general and administrative expense	Total
Reclassification of the amortization of the right-of-use asset from depreciation and amortization to:	$60,900	$1,100	$62,000
Reclassification of interest on lease liabilities from interest expense to:	12,500	—	12,500
	$73,400	$1,100	$74,500
(d)KCA Deutag's accounting policy is to report foreign exchange transaction gains and losses in the line items to which they relate, while H&P aggregates all transaction gains and losses and presents the net amount in a single caption within operating income in the statement of operations. During the year ended December 31, 2024, KCA Deutag recognized $4.9 million of exchange gains, resulting from the translation of pension liabilities which are largely denominated in Euros and classified as finance costs within the KCA Deutag historical financials. This adjustment reclassifies the foreign exchange gains from interest expense into operating expenses to conform with H&P’s accounting policy.
(e)Under IFRS, KCA Deutag recognizes right-of-use assets and lease liabilities for its leases. However, as required by IFRS, KCA Deutag does not distinguish between operating leases and finance leases and accounts for all leases recorded on the balance sheets similarly to finance leases under U.S. GAAP. KCA Deutag records depreciation on all right-of-use assets and interest expense on all lease liabilities, while a straight-line operating expense is presented for operating leases under U.S. GAAP. The impact on the statement of operations for the three months ended December 31, 2024 is as follows:

(in thousands)	Drilling services operating expenses, excluding depreciation and amortization	Selling, general and administrative expense	Total
Reclassification of the amortization of the right-of-use asset from depreciation and amortization to:	$15,655	$—	$15,655
Reclassification of interest on lease liabilities from interest expense to:	2,900	—	2,900
	$18,555	$—	$18,555
(f)KCA Deutag's accounting policy is to report foreign exchange transaction gains and losses in the line items to which they relate while H&P aggregates all transaction gains and losses and classify the net amount in a single caption within operating income in the statement of operations. During the three months ended December 31, 2024, KCA Deutag recognized $13.0 million of exchange gains, resulting from the translation of pension liabilities which are largely denominated in Euros and classified as finance costs within the KCA Deutag historical financials. This adjustment reclassifies the foreign exchange gains from interest expense into operating expenses to conform to H&P’s accounting policy.
(g)KCA Deutag’s accounting policy is to recognize revenue related to capital upgrades on drilling rigs requested by the customer, when invoiced, whereas H&P policy is to defer these revenues and recognize in profit and loss over the primary term of the drilling contract on a straight line basis. This adjustment is to derecognize KCA Deutag revenues by $1.2 million and $2.2 million for revenue that would have been deferred under H&P’s accounting policy during the three months ended December 31, 2024 and the year ended December 31, 2024, respectively.
(h)Under IFRS, KCA Deutag’s actuarial gains or losses resulting from the remeasurement of its pension plans are recognized in Other comprehensive income and are not subsequently recognized in Net income, whereas U.S. GAAP requires actuarial gains or losses to be recognized in net income in future periods after they are initially recognized in Other comprehensive income. This adjustment of $4.6 million is intended to adjust KCA Deutag’s benefit costs with the amortization of actuarial gains and loss recorded in Other comprehensive income that would have been recognized in net income during the year ended December 31, 2024.
(i)Under IFRS, KCA Deutag’s actuarial gains or losses resulting from the remeasurement of its pension plans are recognized in Other comprehensive income and are not subsequently recognized in Net income, whereas U.S. GAAP requires actuarial gains or losses to be recognized in net income in future periods after they are initially recognized in Other comprehensive income. This adjustment of $1.1 million is intended to adjust KCA Deutag’s benefit costs with the amortization of actuarial gains and loss recorded in Other comprehensive income that would have been recognized in net income during the three months ended December 31, 2024.
(j)Under IFRS, KCA Deutag’s costs related to certain research activities are expensed as incurred and costs relating to development activities are capitalized after meeting certain conditions, whereas U.S. GAAP requires costs relating to research and development activities to be expensed as incurred. This adjustment of $0.9 million is to expense development costs capitalized by KCA Deutag during the year ended December 31, 2024.

(k)Under IFRS, KCA Deutag’s costs related to certain research activities are expensed as incurred and costs relating to development activities are capitalized after meeting certain conditions, whereas U.S. GAAP requires costs relating to research and development activities to be expensed as incurred. This adjustment of $0.2 million is to expense development costs capitalized by KCA Deutag during the three months ended December 31, 2024.
(l)Under both U.S. GAAP and IFRS, investments in equity securities are carried and measured at fair value; however, KCA Deutag has elected the IFRS option to recognize changes in fair value of equity investments in other comprehensive income (OCI). This adjustment of $(0.3) million and $(1.0) million is to record the loss on investments in equity securities carried at fair value on the statement of operations rather than OCI during the three months and year ended December 31, 2024, respectively.
(m)Adjustment represents the preliminary assessment of the tax impact of all the U.S. GAAP and policy alignment adjustments as applicable. The tax rates applicable for U.S. GAAP and policy adjustments affecting H&P and KCA Deutag are the statutory tax rates. Actual results might significantly differ than this preliminary assessment. The table below provides details about the tax impact of these adjustments, as applicable, during the three months ended December 31, 2024:

(in thousands) except tax rates	Applicable Tax Rate	Adjustment Amount Income (Loss)	Tax Benefit
Adjustment to increase the KCA Deutag demobilization expenses (Note 3a)	25%	$(178)	$(45)
Deferral of capital upgrades recognized in Oman (Note 3g)	15	(1,240)	(186)
Additional benefit costs related to the pension plans (Note 3i)	25	(1,140)	(285)
Expensing of development costs capitalized (Note 3k)	25	(225)	(56)
Expensing loss on investments in securities carried at fair value (Note 3l)	25	(300)	(75)
		$(3,083)	$(647)
(n)Adjustment represents the preliminary assessment of the tax impact of all the U.S. GAAP and policy alignment adjustments as applicable. The tax rates applicable for U.S. GAAP and policy adjustments affecting H&P and KCA Deutag are the statutory tax rates. Actual results might significantly differ than this preliminary assessment. The table below provides details about the tax impact of these adjustments, as applicable, during the year ended December 31, 2024:

(in thousands) except tax rates	Applicable Tax Rate	Adjustment Amount Income (Loss)	Tax Benefit
Adjustment to increase the KCA Deutag demobilization expenses (Note 3a)	25%	$(5,809)	$(1,452)
Deferral of capital upgrades recognized in Oman (Note 3g)	15	(2,180)	(327)
Additional benefit costs related to the pension plans (Note 3h)	25	(4,559)	(1,140)
Expensing of development costs capitalized (Note 3j)	25	(900)	(225)
Expensing loss on investments in securities carried at fair value (Note 3l)	25	(1,000)	(250)
		$(14,448)	$(3,394)
(o)Adjustment represents the preliminary assessment of the tax impact of all the U.S. GAAP and policy alignment adjustments as applicable. The tax rates applicable for U.S. GAAP and policy adjustments affecting H&P and KCA Deutag are the statutory tax rates. Actual results might significantly differ than this preliminary assessment. The table below provides details about the tax impact of these adjustments, as applicable, as of December 31, 2024:

(in thousands) except tax rates	Applicable Tax Rate	Adjustment Amount Increase (Decrease)	Deferred Tax Liability Increase (Decrease)
Elimination of accrued demobilization balance (Note 3a)	25%	$(4,566)	$1,142
Deferral of capital upgrades recognized in Oman (Note 3g)	15	2,180	(327)
		$(2,386)	$815

NOTE 4 TRANSACTION ACCOUNTING AND OTHER ADJUSTMENTS
PRELIMINARY PURCHASE PRICE ALLOCATION
The total purchase consideration for the Acquisition has been allocated to the assets acquired and liabilities assumed for purposes of the unaudited pro forma condensed combined financial information based on their estimated relative fair values. The allocation of the purchase consideration herein is preliminary. The final allocation of the purchase consideration for the Acquisition will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following the completion of the Acquisition.
Accordingly, the final acquisition accounting adjustments could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.

Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of H&P following the Acquisition due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities.
The below summarizes the preliminary purchase price allocation of the purchase price to the assets acquired and liabilities assumed of KCA Deutag for the purposes of the unaudited pro forma condensed combined financial statements as of the Closing Date.

(in thousands)
Total cash consideration	$2,035,726

Current assets acquired:
Cash and cash equivalents	$231,306
Accounts receivable, net	370,741
Inventory and work in progress	193,599
Non-current assets acquired:
Investments	1,146
Property, plant and equipment, net	1,460,733
Intangible assets, net	468,663
Operating lease right-of-use assets	108,194
Total assets acquired	$2,834,382

Current liabilities assumed:
Trade and other payables	$467,796
Current tax liabilities	23,662
Financial liabilities - derivative financial instruments	1,981
Financial liabilities - current borrowings	6,755
Lease liabilities - current	45,241
Provisions and other payables - current	1,346
Contingent liabilities	11,178
Non-current liabilities assumed:
Deferred income	6,163
Financial liabilities - non-current borrowings	78,188
Deferred tax liabilities	184,849
Retirement benefit obligations	99,043
Lease liabilities - non-current	72,717
Provisions and other payables - non-current	2,341
Total liabilities assumed	$1,001,260

Estimated preliminary fair value of net assets	$1,833,122
Add: Estimated preliminary fair value of non-controlling interests acquired	115,217
Goodwill	$317,821

The following adjustments have been made to the Pro Forma Financial Statements to reflect certain preliminary purchase price accounting and other pro forma adjustments. Further review may identify additional adjustments that could have a material impact on the Pro Forma Financial Statements.
(a)Adjustment reflects H&P’s funding for the $2.0 billion total consideration for the Acquisition, which consisted of the share purchase price of $0.9 billion and $1.1 billion which was used to contemporaneously repay or redeem certain of KCA Deutag’s existing debt with a combination of cash on hand and from borrowings. The following table summarizes the preliminary sources of funding for the Acquisition:

(in thousands)
Base price	$946,369
Payoff of sellers’ pre-existing debt	1,138,941
Transaction fees	203
Less: Sellers’ transaction fees	(49,787)
Preliminary purchase price	$2,035,726

Cash restricted from the issuance of senior notes to finance the purchase price and to repay certain outstanding indebtedness of KCA Deutag	$1,242,124
Proceeds from Term Loan Credit Agreement	400,000
H&P cash utilized to acquire KCA Deutag’s shares and pay off its borrowings	$393,602
(b)These pro forma adjustments reflect the preliminary purchase price accounting adjustment for the following:

(in thousands)	Elimination of KCA Deutag’s carrying values	Preliminary fair value/Balances	Net pro forma transaction accounting adjustments
Property, plant and equipment	$988,291	$1,460,733	$472,442
Operating lease right-of-use	106,327	108,194	1,867
Goodwill	365,461	162,452	(203,009)
Intangible assets	28,859	468,663	439,804
Inventories and work in progress	211,339	193,599	(17,740)
Contingent liabilities	—	11,175	11,175
Non-controlling interest	22,700	134,095	111,395
(c)Adjustment to reflect the preliminary assessment of deferred taxes resulting from the purchase price accounting adjustment for KCA Deutag and the related impact on the goodwill and non-controlling interest as follows:

(in thousands)
Deferred tax liabilities	$174,247
Non-controlling interest share of the deferred tax liabilities	(18,878)
Net pro forma adjustment to the goodwill related to the deferred tax liabilities	$155,369
As a result, the total net pro forma adjustment to goodwill amounts to $317.8 million, which consists of the preliminary purchase price accounting adjustment in the amount of $162.5 million (Note 4b) plus the adjustment for the preliminary assessment of deferred taxes in the amount of $155.4 million (above).
(d)H&P preliminarily estimated total transaction costs (excluding finance costs) incurred and to be incurred in connection with the Acquisition. This adjustment is to reflect the additional transaction costs expected to be incurred subsequent to December 31, 2024 through the Closing Date as follows:

(in thousands)
Actual transaction costs incurred as of the Closing Date	$43,626
Transaction costs incurred as of December 31, 2024	(25,517)
Estimate for additional transaction costs to be accrued	$18,109

(e)Adjustments to eliminate KCA Deutag’s borrowings and the related accrued interest (excluding the Oman Facility) that were repaid or redeemed contemporaneous with the acquisition of KCA Deutag. Per the Purchase Agreement, H&P was required to pay off substantially all of KCA Deutag’s outstanding borrowings, excluding the Oman Facility, on the Closing Date as a condition to the consummation of the Acquisition. The details of KCA Deutag’s borrowings as of December 31, 2024 are as follows:

(in thousands)
Total current portion of long-term debt	$1,123,719
Remaining current portion of Oman Facility	(6,755)
Net current portion of long-term debt	$1,116,964

Accrued interest	$(6,972)
(f)Adjustment reflects the recording of the incremental depreciation and amortization expenses based on the estimated fair value of KCA Deutag’s property and equipment and intangible assets as a result of the Acquisition. For pro forma purposes, it is assumed that the Acquisition occurred on October 1, 2023. The pro forma adjustments to depreciation and amortization expense for fiscal year 2024 were estimated to be $57.1 million.
(g)Adjustment reflects the elimination of interest expense related to the KCA Deutag historical borrowings and the addition of H&P debt to fund the purchase price of KCA Deutag’s shares in addition to the payoff of KCA Deutag’s borrowings. The net pro forma adjustment to interest expense is as follows:

(in thousands)
H&P additional interest expense assuming additional borrowings to finance the transaction	$(91,031)
Elimination of KCA Deutag’s interest expense related to long-term borrowings assuming those borrowings were paid as of October 1, 2023	140,917
Net pro forma adjustment to interest expense	$49,886
(h)Adjustment represents the non-controlling interest (“NCI”) share in the additional depreciation and amortization resulting from the purchase price adjustments of KCA Deutag’s property, plant and equipment and intangible assets during the year ended December 31, 2024 as follows:

(in thousands) except tax rates	Applicable Tax Rate	Pre-tax	Tax effect	Post-tax
Turan Drilling & Engineering Company NCI share of 12 months of additional depreciation and amortization adjustments	20%	$18,824	$(3,765)	$15,059
International Drilling Tech LLC NCI share of 12 months of additional depreciation and amortization adjustments	15%	1,402	(210)	1,192

Net adjustment				$16,251
(i)Adjustment reflects the recording of the incremental depreciation and amortization expenses based on the estimated fair value of KCA Deutag’s property, plant and equipment and intangible assets as a result of the Acquisition. For pro forma purposes, it is assumed that the Acquisition occurred on October 1, 2023. The pro forma adjustments to depreciation and amortization expense for the three months ended December 31, 2024 were estimated to be $9.5 million.
(j)Adjustment reflects the elimination of interest expense related to the KCA Deutag historical borrowings and the addition of H&P debt to fund the purchase price of KCA Deutag's shares in addition to the payoff of the KCA Deutag’s borrowings. The net pro forma adjustment to interest expense is as follows:

(in thousands)
H&P additional interest expense assuming additional borrowings to finance the transaction	$(22,758)
Elimination of KCA Deutag’s interest expense related to long-term borrowings assuming those borrowings were paid as of October 1, 2023	36,054
Net pro forma adjustment to interest expense	$13,296

(k)Adjustment represents the NCI share in the additional depreciation and amortization resulting from the purchase price adjustments of KCA Deutag’s property, plant and equipment and intangible assets during the three months ended December 31, 2024 as follows:

(in thousands) except tax rates	Applicable Tax Rate	Pre-tax	Tax effect	Post-tax
Turan Drilling & Engineering Company NCI share of three months of additional depreciation and amortization adjustments	20%	$4,706	$(941)	$3,765
International Drilling Tech LLC NCI share of three months of additional depreciation and amortization adjustments	15%	350	(53)	297
Net adjustment				$4,062
(l)Adjustment represents the preliminary assessment of the tax impact of all U.S. GAAP and policy alignment adjustments, as applicable. The impact of the adjustments to Deferred income tax is recorded to the goodwill balance as of the same date. The tax rates applicable to these adjustments represent the statutory tax rates. Actual results might significantly differ from this preliminary assessment. The table below provides details about the tax impact of these adjustments, as applicable:

		Fiscal Year 2024		Three months ended December 31, 2024
(in thousands) except tax rates	Applicable tax rate	Adjustment amount	Tax expense (benefit)	Adjustment amount	Tax expense (benefit)
Increase in interest expense for additional debt at H&P (Notes 4g & 4j)	22.75%	$(91,031)	$(20,710)	$(22,758)	$(5,177)
Elimination of interest expense related to KCA Deutag borrowings (Notes 4g & 4j)	25.00	140,917	35,229	36,054	9,014
KCA Deutag’s incremental depreciation and amortization expense (Notes 4f & 4i)	25.00	(57,133)	(14,283)	(9,489)	(2,372)
Estimate for the additional transaction costs to be accrued (Note 4d)	25.00	(18,109)	(4,527)	—	—
		$(25,356)	$(4,291)	$3,807	$1,465